UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Distribution Agreement

On July 31, 2024, AVITA Medical, Inc. (the “Company”) entered into an exclusive five-year development and distribution agreement (the “Agreement”) with Collagen Matrix, Inc. dba Regenity Biosciences (“Regenity”). Through this Agreement, following 510(k) clearance by the U.S. Food and Drug Administration (the "FDA"), the Company will hold the exclusive marketing, sales, and distribution rights to a unique collagen-based dermal matrix (the "Product"), which will be manufactured by Regenity.

As part of the Agreement, Regenity expects to secure a 510(k) clearance for a collagen-based dermal matrix developed in collaboration with the Company in the fourth quarter of 2024. Once 510(k) clearance is obtained, Regenity will manufacture and supply the Product to the Company. The Company’s exclusive rights will then allow it to market, sell, and distribute the Product, including any future enhancements or modifications to the Product, under the AVITA Medical brand name within the U.S., and potentially in countries in the European Union, as well as in Australia and Japan.

In consideration of the rights to exclusive marketing, sales, and distribution of the Product, the Company will make certain payments totaling up to $5.0 million to Regenity. The first payment of $2.0 million is triggered upon Regenity’s receipt of 510(k) clearance by the FDA. The second payment of $3.0 million, which is contingent on positive results of certain clinical studies, is due on or before January 4, 2026. The $3.0 payment is to support the development and manufacturing capacity necessary to meet the Company's distribution needs and will result in an automatic five-year extension to the term of the Agreement.

Revenue-Sharing

The first two years of revenue sharing from sales of the Product is expected to be equal to 50% of the average sales price. In subsequent years, the Company's share of revenue will increase to 60% of the Product’s average sales price.

Item 7.01. Regulation FD.

On July 31, 2024, the Company issued a press release announcing its execution of the Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information under Item 1.01 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933 except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	AVITA Medical Expands Portfolio with Unique Dermal Matrix to Advance Wound Care
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc

Date:	July 31, 2024	By:	/s/ David O'Toole
David O'Toole Chief Financial Officer